    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2001

                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                75-1120873
    (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                 Identification No.)

                                1400 Smith Street
                            Houston, Texas 77002-7361
                                 (713) 853-6161

   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                 NORTHERN BORDER
                                PHANTOM UNIT PLAN
                            (Full title of the plan)

                                   ----------

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:

            William R. Cordes                       Janet K. Place
         Chief Executive Officer          Vice President and General Counsel
     Northern Border Partners, L.P.       Northern Plains Natural Gas Company
         1111 South 103rd Street                1111 South 103rd Street
       Omaha, Nebraska 68124-1000             Omaha, Nebraska 68124-1000

                     (Name and address of agent for service)


                                 (713) 853-6161
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================

                                                             Proposed maximum         Proposed maximum
   Title of each class of                                   offering price per       aggregate offering          Amount of
 securities to be registered   Amount to be registered          share(1)                  price(1)           registration fee
---------------------------------------------------------------------------------------------------------------------------------

        Common Units                   160,000                    $38.84                 $6,214,400              $1,553.60

=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933. The price for the 160,000 shares issuable under the Phantom Unit Plan was based on a price of $38.84, the average of the high and low sale prices of the Common Units of the Company reported on the New York Stock Exchange on October 31, 2001.

(2) This Form S-8 shall also constitute Post-Effective Amendment No. 2 to Form S-8 filed on November 6, 1998 (File No. 333-66949).

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), by Northern Border Partners, L.P. (Exchange Act Registration No. 1-12202), a Delaware limited partnership (the "Registrant"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

         (c) Current Reports on Form 8-K dated August 1, 2001, and October 15, 2001; and

         (d) The description of the Common Units contained in the Registration Statement on Form 8-A declared effective in September of 1993, including any amendment or report filed to update such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         The consolidated financial statements and schedule included in the Registrant's Annual Report on Form 10-K incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Amended and Restated Agreement of Limited Partnership contains the following provisions relating to indemnification of Officers, General Partners and Partnership Policy Committee Members:

                              6.8 Indemnification.

         (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each General Partner, the members of the Partnership Policy Committee, any Departing Partner, any Person who is or was an officer or director of the Partnership, a General Partner or any Departing Partner and all other Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) a General Partner, a member of the Partnership Policy Committee, a Departing Partner or any of their Affiliates,
(ii) an officer, director, employee, partner, agent or trustee of the Partnership, a General Partner, any Departing Partner or any of their Affiliates or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, provided, that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 6.8 shall be available to the General Partners with respect to their obligations incurred pursuant to the Indemnity Agreement, the Underwriting Agreement or the Conveyance Agreement (other than obligations incurred by the General Partners on behalf of the Partnership or the Intermediate Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this
Section 6.8 shall be made only out of the assets of the Partnership, it being agreed that the General Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

         (b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.8(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.8.

         (c) The indemnification provided by this Section 6.8 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Units, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as (i) a General Partner, a member of the Partnership Policy Committee, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the Partnership, a General Partner, any Departing Partner or an Affiliate thereof or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, and as to actions in any other capacity (including, without limitation, any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (d) The Partnership may purchase and maintain (or reimburse the General Partners or their Affiliates for the cost of) insurance, on behalf of the General Partners, the members of the Partnership Policy Committee and such other Persons as the Partnership Policy Committee shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) For purposes of this Section 6.8, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.8(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.8 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (h) The provisions of this Section 6.8 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (i) No amendment, modification or repeal of this Section 6.8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnity any such Indemnitee under and in accordance with the provisions of this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         The preceding discussion of the Registrant's Amended and Restated Agreement of Limited Partnership is not intended to be exhaustive and is qualified by the Amended and Restated Agreement of Limited Partnership.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1 Form of Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P. (Exhibit 3.1 No. 2 to the Partnership's Form S-1 Registration Statement, Registration No. 33-66158 ("Form S-1")).

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Arthur Andersen LLP.

         23.2 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration statement).

         24.1 Powers of Attorney of Committee Members and Officers of Northern Border Partners, L.P. (included in signature page to this Registration Statement).

         99.1     Northern Border Phantom Unit Plan.

ITEM 9.  UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on November 2, 2001.

                                   NORTHERN BORDER PARTNERS, L.P.
                                   (A Delaware Limited Partnership)


                                   By:    /s/ JERRY L. PETERS
                                      ------------------------------------------
                                   Name:  Jerry L. Peters
                                        ----------------------------------------
                                   Title: Chief Financial and Accounting Officer
                                         ---------------------------------------

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Cordes and Jerry L. Peters, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                                Title                                      Date

         /s/ William R. Cordes                      Chief Executive Officer and Chairman of the Partnership       November 2, 2001
--------------------------------------------                           Policy Committee
         William R. Cordes

         /s/ Stanley C. Horton                            Member of the Partnership Policy Committee              November 2, 2001
--------------------------------------------
         Stanley Horton

         /s/ Cuba Wadlington, Jr.                         Member of the Partnership Policy Committee              November 2, 2001
--------------------------------------------
         Cuba Wadlington, Jr.

         /s/ Jerry L. Peters                                Chief Financial and Accounting Officer                November 2, 2001
--------------------------------------------
         Jerry L. Peters

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   4.1                   Form of Amended and Restated Agreement of Limited
                         Partnership of Northern Border Partners, L.P. (Exhibit
                         3.1 No. 2 to the Partnership's Form S-1 Registration
                         Statement, Registration No. 33-66158 ("Form S-1").

   5.1                   Opinion of Vinson & Elkins L.L.P.

   23.1                  Consent of Arthur Andersen LLP.

   23.2 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration statement).

   24.1                  Powers of Attorney of Committee Members and Officers of
                         Northern Border Partners, L.P. (included in signature page to this Registration Statement).

   99.1                  Northern Border Phantom Unit Plan.